Exhibit 3

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of October     , 2007, among Chill Holdings, Inc., a Delaware corporation (“Parent”), and the parties listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS Parent, Chill Acquisition, Inc., a Delaware corporation (“Merger Sub”), and Goodman Holdings, Inc., a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”; capitalized and other terms used but not defined herein but defined in the Merger Agreement shall have the meanings set forth in the Merger Agreement);

WHEREAS each Stockholder owns the number of shares of Company Common Stock set forth opposite its name on Schedule A hereto (such shares of Company Common Stock, the “Subject Shares” of such Stockholder); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent with respect to itself as follows:

(a) Authority; Execution and Delivery; Enforceability. The Stockholder has requisite power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Stockholder, no other corporate or other entity proceedings on the part of the Stockholder are necessary to authorize the consummation of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes the valid and binding agreement of Parent and the other Stockholders hereto, constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(b) No Conflicts. Other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, no authorization, consent or approval of, or filing with, any Governmental Entity on the part of such Stockholder is necessary, under applicable Law, for the consummation by the Stockholder of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings required solely by reason of the participation of Parent (as opposed to any third party) in the transactions contemplated by this Agreement. The execution and delivery by the Stockholder of this Agreement does not and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not result in any breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any note, bond, mortgage, indenture, lease, agreement, license or other contract to which such Stockholder is a party, other than breaches, defaults, terminations, cancellations, accelerations or losses which, in the aggregate, would not materially impair the ability of such Stockholder to perform its obligations hereunder.

(c) The Subject Shares. Except as set forth on Schedule B, (i) as of the date hereof, the Stockholder is the record and beneficial owner of, or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, the Subject Shares set forth opposite its name on Schedule A attached hereto; (ii) as of the date hereof, such Stockholder’s Subject Shares constitute all of the shares of Company Common Stock beneficially owned or owned of record by such Stockholder; (iii) the Stockholder has the sole right to vote such Stockholder’s Subject Shares; and (iv) none of such Stockholder’s Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement, and other than as set forth in the Stockholders Agreement dated December 23, 2004, as amended (the “Stockholders Agreement”).

SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a) Authority; Execution and Delivery; Enforceability. Parent has the requisite power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by Parent, and no other corporate or other entity proceedings on the part of Parent are necessary to authorize the consummation of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes the valid and binding agreement of each Stockholder, constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

(b) No Conflicts. Other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Parent of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings required solely by reason of the participation of the Stockholders (as opposed to any third party) in the transactions contemplated by this Agreement. The execution and delivery by Parent of this Agreement does not and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not result in any breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any note, bond, mortgage, indenture, lease, agreement, license or other contract other than breaches, defaults, terminations, cancellations, accelerations or losses which, in the aggregate, would not materially impair the ability of Parent to perform its obligations hereunder.

SECTION 3. Covenants of Each Stockholder. Each Stockholder, severally and not jointly, covenants and agrees during the term of this Agreement as follows:

(a) At any meeting of the stockholders of the Company called to seek the Company Stockholder Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement or the Merger is sought, the Stockholder shall (1) appear at the meeting or otherwise cause such Stockholder’s Subject Shares to be counted as present thereat for purposes of establishing a quorum, and (2) vote (or cause to be voted) the Subject Shares of the Stockholder in favor of granting the Company Stockholder Approval.

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(b) The Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby or in connection with the termination of the Merger Agreement pursuant to Section 7.1(g) thereof, (i) not to enter into any voting agreements, whether by proxy, voting agreement or other voting arrangement with respect to the Subject Shares, and (ii) not to take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect, in each case, that would have the effect of preventing the Stockholder from performing its obligations under this Agreement.

(c) The Stockholder shall not (i) solicit, initiate or knowingly encourage any inquiries or the making of any Alternative Proposal or (ii) participate in or continue any discussions or negotiations regarding any Alternative Proposal; provided, however, that the Stockholder may participate in discussions or negotiations with any person regarding an Alternative Proposal whether in such Stockholder’s capacity as a stockholder of the Company or such Stockholder’s capacity as a director of the Company or otherwise if at such time the Company is permitted to engage, and is engaging, in discussions or negotiations with such person regarding such Alternative Proposal pursuant to the Merger Agreement.

(d) The Stockholder shall not (i) sell, transfer or otherwise dispose of any of its Subject Shares, any beneficial ownership thereof or any other interest therein, and (ii) enter into any contract, arrangement or understanding with any person that violates or conflicts with or would reasonably be expected to violate or conflict with, such Stockholder’s obligations under this Section 3(d).

(e) Each Stockholder agrees to take, and to cause the Goodman Representative (as defined in the Stockholders Agreement) to take, such action as is necessary to terminate the Stockholders Agreement as of the Effective Time of the Merger.

SECTION 4. Termination. This Agreement and all rights and obligations hereunder shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the End Date.

SECTION 5. Additional Matters. (a) Each party shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as may be required for the purpose of effectively carrying out the transactions contemplated by this Agreement.

(b) No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as a director or officer of the Company. Each Stockholder signs solely in his, her

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or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken by any Stockholder in his capacity as an officer or director of the Company to the extent not otherwise prohibited by the Merger Agreement.

SECTION 6. General Provisions.

(a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notice. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) to Parent in accordance with Section 8.7 of the Merger Agreement and to the Stockholders their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

(c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges and agrees is the result of extensive negotiations among the parties. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against Parent when one or more counterparts have been signed by Parent and delivered to any Stockholder. This Agreement shall become effective against any Stockholder when one or more counterparts have been executed by such Stockholder and delivered to Parent. Each party need not sign the same counterpart.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by Parent without the prior written consent of each Stockholder or by any Stockholder

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without the prior written consent of Parent, and any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(i) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares.

(j) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Federal courts located in the Borough of Manhattan, City of New York in the State of New York and the state courts located in the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Federal courts located in the Borough of Manhattan, City of New York in the State of New York or the state courts located in the State of Delaware. Each of the parties hereto by this Agreement irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto by this Agreement irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

[Signature Page Follows]

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

CHILL HOLDINGS, INC.

By:
Name:
Title:

BETSY GOODMAN ABELL 1984 GRANTOR TRUST

By:
Name:	Besty Goodman
Title:	Trustee

By:
Name:	John Goodman
Title:	Trustee

JOHN BAILEY GOODMAN 1984 GRANTOR TRUST

By:
Name:	John B. Goodman
Title:	Trustee

MEG GOODMAN DANIEL 1984 GRANTOR TRUST

By:
Name:	Meg Goodman
Title:	Trustee

By: Wilmington Trust Company, as Trustee

By:
Name:
Title:

HAROLD G. GOODMAN 1984 GRANTOR TRUST

By:
Name:	Greg Goodman
Title:	Trustee

LUCY HUGHES ABELL 1991 TRUST

By:
Name:	C. Hastings Johnson
Title:	Trustee

SAM HOUSTON VITERBO ABELL 1991 TRUST

By:
Name:	C. Hastings Johnson
Title:	Trustee

HARRIETT ELIZABETH GOODMAN 1991 TRUST

By:
Name:	Daniel A. Breen III
Title:	Trustee

JOHN BAILEY GOODMAN, JR. 1991 TRUST

By:
Name:	Daniel A. Breen III
Title:	Trustee

BAILEY QUIN DANIEL 1991 TRUST

By:
Name:	Daniel A. Breen III
Title:	Trustee

MARY JANE GOODMAN 1994 TRUST

By: Bessemer Trust Company, Trustee

By:
Name:
Title:

HANNAH JANE GOODMAN 1994 TRUST

By: Bessemer Trust Company, Trustee

By:
Name:
Title:

HAROLD VITERBO GOODMAN II 1994 TRUST

By: Bessemer Trust Company, Trustee

By:
Name:
Title:

HUTTON GREGORY GOODMAN 1994 TRUST

By: Bessemer Trust Company, Trustee

By:
Name:
Title:

SCHEDULE A

Stockholder	Subject Shares	Address
John Bailey Goodman 1984 Grantor Trust	260,519	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
Lucy Hughes Abell 1991 Trust	868,397	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
Sam Houston Viterbo Abell 1991 Trust	868,397	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
John Bailey Goodman Jr. 1991 Trust	1, 302, 595	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
Harriet Elizabeth Goodman 1991 Trust	1,302,595	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
Bailey Quin Daniel 1991 Trust	2, 170,992	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
Betsy Goodman Abell 1984 Grantor Trust	347,358	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
Meg Goodman Daniel 1984 Grantor Trust	260,519	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
Harold G. Goodman 1984 Grantor Trust	86,838	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
Hutton Gregory Goodman 1994 Trust	325,648	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
Hannah Jane Goodman 1994 Trust	325,648	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
Mary Jane Goodman 1994 Trust	325,648	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024
Harold Viterbo Goodman II 1994 Trust	325,648	c/o Altazano Management, LLC 109 N. Post Oak Lane, Suite 425 Houston, Texas 77024

SCHEDULE B

None.